At NationsHealth:	At Rx Communications Group:

Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571

NATIONSHEALTH RECEIVES NASDAQ NOTIFICATION

Sunrise, FL - September 15, 2006 - NationsHealth, Inc. (Nasdaq: NHRX, NHRXW, NHRXU) announced today that on September 12, 2006 it was advised by the Nasdaq Listing Qualifications Department that for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) (i.e. the Company’s total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more) of at least $15,000,000 as required for continued listing on the NASDAQ Global Market (formerly the NASDAQ National Market) under Marketplace Rule 4450 (b)(3). The Company was provided 90 calendar days to regain compliance with the MVPHS deficiency by achieving a MVPHS of the Company’s common stock of at least $15,000,000 or more for 10 consecutive trading days at any time before December 11, 2006.

The Company is currently evaluating its alternatives to resolve the listing deficiency. If the Company does not resolve the listing deficiency, the Company may apply for listing on The Nasdaq Capital Market. The Company currently is in compliance with the listing standards of The Nasdaq Capital Market.

About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth has an agreement with CIGNA to offer their Medicare Part D prescription drug plans nationally. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to over 102,000 patients. NationsHealth is also the provider of diabetes supplies to over 12,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit http://www.nationshealth.com.

(more)

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives, efforts to streamline operations, projections with respect to enrollment and market opportunities for Part D and specialty pharmacy programs and future financial results, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

###